UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 22, 2009

Prospect Medical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32203	33-0564370
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10780 Santa Monica Boulevard
Suite 400
Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 943-4500

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On July 22, 2009, Prospect Medical Holdings, Inc., a Delaware corporation (the “Company”), entered into a Purchase Agreement that provides for the sale of $160 million in aggregate principal amount of its 12¾% senior secured notes due 2014 (the “Notes”) at an issue price of 92.335%.  The Company entered into the Purchase Agreement with certain of its subsidiaries and affiliates (in their capacity as guarantors) and certain initial purchasers that will be represented by RBC Capital Markets Corporation and Jefferies & Company, Inc.  The sale of the Notes is expected to close on or about July 29, 2009 in accordance with the terms of the Purchase Agreement which contains various customary representations, covenants and closing conditions.  The Company intends to apply the net proceeds of the sale of the Notes, together with cash on hand, to repay the amount outstanding under its existing senior secured credit facility and to terminate its interest rate swap agreements.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and have been offered only to “qualified institutional buyers” pursuant to the requirements of Rule 144A under the Securities Act or to persons outside the United States in accordance with Regulation S under the Securities Act.  Unless the Notes are subsequently registered, they may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of the Notes in any state in which an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Additional information is provided in the press release of Prospect Medical Holdings, Inc. filed herewith and incorporated herein.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                Exhibits

The following exhibit is filed with this Form 8-K:

Exhibit No.	Description

99.1	Press Release of Prospect Medical Holdings, Inc., dated July 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT MEDICAL HOLDINGS, INC.

July 23, 2009	By:	/s/ Mike Heather
Name: Mike Heather
Title: Chief Financial Officer